CERTIFICATE OF AMENDMENT
                                OF
                    ARTICLES OF INCORPORATION
                                OF
                  LINCOLN DIVIDE MINING COMPANY

    Lincoln Divide Mining Company, a Corporation organized and existing under and by virtue of the provisions of the General Corporation Act of the State of Nevada and the acts amendatory thereof and supplemental thereof, the Articles of Incorporation of which were filed in the office of the Secretary of State of Nevada on the 14th day of May 1919, does hereby certify:

    That at a regular meeting of the Board of Directors and Stockholders of said Lincoln Divide Mining Company, duly held on July 15, 1972, resolutions were duly and unanimously adopted setting forth amendments to the Articles of Incorporation, to be effective at the discretion of the Board of Directors, as follows:

RESOLVED:
That the following Article of Incorporation be changed to the following:

    Article I-The name of this Corporation shall be:
     LINCOLN DIVIDE INDUSTRIES, INC.

    In Witness whereof, said Lincoln Divide Mining Company, has caused its Corporate seal to be hereunto affixed and this Certificate to be signed by Gordon C. Niles and Beryl M. Niles, its President and Secretary, on this 9th day of May, 1973.

                    LINCOLN DIVIDE MINING COMPANY


                    By:/s/Gordon C. Niles
                              President

                              By:/s/Beryl M. Niles
                              Secretary

    On this 9th day of May 1972, personally appearing before me, a Notary Public in and for the County of Clark, State of Nevada, Gordon C. Niles and Beryl M. Niles, known to be the President and Secretary of Lincoln Divide Mining Company, a Nevada Corporation described herein and who executed the foregoing Certificate of Amendment of Articles of said Corporation and who severally acknowledged to me that they executed the same freely and for the purpose therein mentioned.

    Witness my hand and official seal the day and year aforesaid.

                               /s/Joan K. Weed
                              Notary Public in and for said
                              County and State